As filed with the Securities and Exchange Commission on November 13, 2000

                                                      REGISTRATION NO. 333-88967
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------



                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              EASTERN ENTERPRISES

             (Exact name of registrant as specified in its charter)

         MASSACHUSETTS                              04-1270730
(State or other Jurisdiction of        (I.R.S. Employer Identification No.)
Incorporation or Organization)

                                9 RIVERSIDE ROAD
                          WESTON, MASSACHUSETTS  02493
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          (Address of Principal Executive Offices, including Zip Code)



                 EASTERN ENTERPRISES 1996 NON-EMPLOYEE TRUSTEES

                               STOCK OPTION PLAN

                              (full title of plan)
                 ----------------------------------------------


                              L. WILLIAM LAW, JR.
                              Eastern Enterprises
                                9 Riverside Road
                          Weston, Massachusetts  02493
                                 (781) 647-2300
           (Name, Address and Telephone Number of Agent for Service)
           ---------------------------------------------------------


                  Please send copies of all communications to:
                              DAVID B. WALEK, ESQ.
                                  Ropes & Gray
                            One International Place
                                Boston, MA 02110
                                  617-951-7000
================================================================================

     Pursuant to Rule 478(a)(4) under the Securities Act of 1933, as amended, the Registrant hereby de-registers any and all shares of Eastern Enterprises Common Stock originally registered hereunder which have not been issued. The Eastern Enterprises 1996 Non-Employee Trustees Stock Option Plan, pursuant to which the shares would have been issued, has either expired by its terms or been terminated and no additional shares may be issued or sold under such plan.


                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Weston, The Commonwealth of Massachusetts, on this 13th day of November, 2000


EASTERN ENTERPRISES


/s/ L. William Law, Jr.
--------------------------

By: L. William Law, Jr.

Title:  Senior Vice President, General Counsel and Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                 Title                       Date
--------------------------  ---------------------------------  ------------------
       *                    Chairman of the Board,             November 13, 2000
--------------------------  Chief Executive Officer
J. Atwood Ives              and Trustee

     *                      President and Chief                November 13, 2000
--------------------------  Operating Officer
Fred C. Raskin

      *                     Executive Vice President           November 13, 2000
--------------------------  and Chief Financial Officer
Walter J. Flaherty

     *                      Senior Vice President and          November 13, 2000
--------------------------  President of Midland Enterprises
J. Mark Cook

/s/  L. William Law, Jr.    Senior Vice President, General     November 13, 2000
--------------------------  Counsel and Secretary
L. Willliam Law, Jr.

     *                      Senior Vice President,             November 13, 2000
--------------------------  President of Boston Gas, Colonial
Chester R. Messer           Gas and Essex Gas

     *                      Trustee                            November 13, 2000
--------------------------
James R. Barker

     *                      Trustee                            November 13, 2000
--------------------------
Richard S. Clayton

     *                      Trustee                            November 13, 2000
--------------------------
John D. Curtin, Jr.

     *                      Trustee                            November 13, 2000
--------------------------
Samuel Frankenheim

     *                      Trustee                            November 13, 2000
--------------------------
Leonard R. Jaskol

     *                      Trustee                            November 13, 2000
--------------------------
Wendell J. Knox

     *                      Trustee                            November 13, 2000
--------------------------
F.L. Putnam, Jr.

     *                      Trustee                            November 13, 2000
--------------------------
Rina K. Spence

     *                      Trustee                            November 13, 2000
--------------------------
David B. Stone

*The undersigned, by signing their name hereto, does hereby sign and execute this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 on behalf of the above named officers and Trustees of Eastern Enterprises pursuant to the Power of Attorney executed by each such officer and/or Trustee and previously filed with the SEC.


By:    /s/  L. William Law, Jr.                               November 13, 2000
    ---------------------------

    L. William Law, Jr.

    Attorney-in-Fact

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